EXHIBIT 23.2
                                                                    ------------



             CONSENT OF THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 25, 2002, included in First National Corporation's 2001 Annual Report on Form 10-K.


/s/ J.W. Hunt and Company, LLP

J.W. HUNT AND COMPANY, LLP
Columbia, South Carolina


June 7, 2002